[LETTERHEAD OF THELEN, MARRIN, JOHNSON & BRIDGES LLP)


                                                        Exhibit 5


                          June 18, 1998


Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, CO  80525


Ladies and Gentlemen:

          We have acted as counsel for Advanced Energy
Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 relating to the issuance and sale of 1,125,000 additional shares of common stock, $0.001 par value, of the Company ("Common Stock"), pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan").

          Please be advised that we are of the opinion that the Common Stock to be offered and sold by the Company, when issued in the manner contemplated by the Plan, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement on Form S-8. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to any other person or entity for any purpose.

                        Very truly yours,

              /s/ Thelen, Marrin, Johnson & Bridges LLP

              THELEN, MARRIN, JOHNSON & BRIDGES LLP



JLM/MLJ